Exhibit 99.1

Celularity Announces Closing of Financing Transactions

FLORHAM PARK, N.J., December 22, 2025, Celularity Inc. (Nasdaq: CELU) (“Celularity”), a regenerative and cellular medicine company addressing age-related and degenerative diseases, today announced the closing of its previously disclosed financing transactions with Philip A. Barach, co-founder and former president of DoubleLine Capital LP.

At the closing, Celularity received $10.00 million in gross proceeds. The transaction structure provides for the potential availability of up to an additional $2.0 million, subject to the satisfaction of specified closing conditions and the investor’s election, as set forth in the definitive agreements. The financing includes a senior secured term loan and a secured convertible note, and is intended to support Celularity’s ongoing operations and strategic initiatives.

The senior secured term loan has a stated principal amount of $7.0 million and is secured by a first-priority lien on substantially all of Celularity’s assets, subject to certain customary exclusions and priority agreements. The secured convertible notes provide for aggregate commitments of up to $5.0 million, issuable in multiple tranches, and are convertible into shares of Celularity’s Class A common stock at a conversion price of $1.66 per share, subject to adjustment as set forth therein. The secured convertible notes are secured by a first-priority lien on proceeds from a qualified financing. In addition, Celularity issued five-year warrants to purchase an aggregate of 3,707,657 shares of Class A Common Stock to the investor which are exercisable beginning on June 19, 2026 and have an exercise price of $2.00 per share, subject to adjustment as set forth therein.

“This closing strengthens Celularity’s financial position and provides meaningful flexibility as we continue to analyze and prioritize our platform and pipeline,” said Robert J. Hariri, M.D., Ph.D., Chairman and Chief Executive Officer of Celularity. “We appreciate Phil Barach’s long-term support and confidence in Celularity as we move forward.”

Looking ahead, Celularity is increasingly focused on leveraging its placental-derived platform to address areas of significant unmet medical need focused on applications related to pioneering healthy aging and performance optimization. Celularity believes its proprietary technologies position it to participate meaningfully in the emerging longevity landscape, while continuing to responsibly manage and prioritize its existing portfolio.

Dr. Hariri added, “In the new year, we intend to more fully articulate Celularity’s corporate strategy, including our plan to align our scientific capabilities with long-term opportunities in longevity and age-related disease. Our objective is to reshape Celularity into a durable, disciplined organization that can translate innovation into sustainable value for patients and shareholders.”

The securities described above were sold in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”), and have not been registered under the Act, or applicable state securities laws. Accordingly, the securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Act and such applicable state securities laws. Pursuant to a registration rights agreement entered into with the investor, Celularity has agreed to file one or more registration statements with the Securities and Exchange Commission (the “SEC”) covering the resale of the shares of Class A common stock underlying the convertible notes and warrants sold in the private placement.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Celularity

Celularity Inc. (Nasdaq: CELU) is a regenerative and aging-related cellular medicine company developing, manufacturing, and commercializing advanced biomaterial products and allogeneic and autologous cell therapies, all derived from the postpartum placenta. Celularity believes that by harnessing the placenta’s unique biology and ready availability, it can develop therapeutic solutions that address significant unmet global needs for effective, accessible, and affordable therapies that target fundamental aging mechanisms like cellular senescence, age-related chronic inflammation, and tissue degeneration. For more information about Celularity and its cutting-edge regenerative medicine solutions, please visit www.celularity.com.

Forward Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements regarding: (i) Celularity’s anticipated use of the proceeds from the financing transactions; (ii) the potential availability of additional funding under the financing arrangements; (iii) Celularity’s ability to execute its strategic priorities, including leveraging its placental-derived platform and aligning its operations and organizational focus with those priorities; (iv) Celularity’s plans to emphasize applications related to longevity and age-related disease; and (v) the anticipated impact and benefits of the financing transactions on Celularity’s business and strategic flexibility. All statements other than statements of historical facts are “forward-looking statements,” including those relating to future events. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “can,” “could,” “continue,” “expect,” “improving,” “may,” “observed,” “potential,” “promise,” “should,” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances). Forward-looking statements are based on Celularity’s current expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Many factors could cause actual results to differ materially from those described in these forward-looking statements, including those risk factors set forth under the caption “Risk Factors” in Celularity’s annual report on Form 10-K and Form 10-K/A for the year ended December 31, 2024, filed with the Securities and Exchange Commission (SEC) on May 8, 2025 and May 21, 2025, respectively, and other filings with the SEC. If any of these risks materialize or underlying assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Celularity does not presently know, or that Celularity currently believes are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, these forward-looking statements reflect Celularity’s current expectations, plans, or forecasts of future events and views as of the date of this communication. Subsequent events and developments could cause assessments to change. Accordingly, forward-looking statements should not be relied upon as representing Celularity’s views as of any subsequent date, and Celularity undertakes no obligation to update forward-looking statements contained herein, whether because of any new information, future events, changed circumstances or otherwise, except as otherwise required by law.

Carlos Ramirez

Senior Vice President, Celularity Inc.
Carlos.ramirez@celularity.com